AMENDMENT NO. 1 TO THE AGREEMENT

THIS AMENDMENT NO. 1 TO THE AGREEMENT (the "**Agreement**"), dated as of November 30, 2007 by and among National Investment Managers Inc., a Florida corporation (the "**Company**" or "**NIVM**"), Duncan Capital Group LLC, a Delaware limited liability company ("**DCG**") and DCI Master LDC ("**DCI**") hereby amended that certain Agreement entered by and between the Company, DCG and DCI dated December 20, 2006 (the "**Original Agreement**").

WHEREAS, pursuant to Section 2 of a Put Agreement dated as of November 30, 2005, among American Benefit Resources, Inc., a Connecticut corporation ("**ABR**"), IBF Fund Liquidating LLC, a Delaware limited liability company ("**IBF**," and, together with ABR, collectively, the "**Sellers**"), NIVM, DCI and DCG (the "**Put Agreement**"), DCI and DCG (collectively the "**Buyers**") agreed to buy up to 671,141 shares of common stock (the "**Common Stock**") of NIVM (the "**Put Shares**") from either of the Sellers on the terms and conditions set forth in the Put Agreement; and

WHEREAS, the parties hereby agree to amend the Original Agreement as set forth below to provide NIVM with the ability to purchase the Put Shares from the Sellers on the terms and conditions set forth in the Put Agreement, subject to any approval needed from preferred stock holders of the Company;

NOW THEREFORE, the parties hereto agree as follows:

1. Section 1 of the Original Agreement shall be amended to add section (e) as set forth below

> "(e) Notwithstanding anything to the contrary set forth herein, the Company shall have an option to purchase the Put Shares from the Sellers on the terms and conditions set forth in the Put Agreement instead of the Buyers. The Buyers shall provide the Company at the address set forth on Annex A hereto with a copy of the notice of a Put Share Purchase received by the Buyers under the Put Agreement. The Company shall notify the Buyers within four business days of receipt of such notice whether the Company elects to exercise such option, and if the Company fails to so notify the Buyers the Company shall be deemed to not exercise such option. If the Company so exercises such option, the Buyers hereby assign to the Company the rights and obligations of the Buyers to purchase the Put Shares under the Put Agreement and the Company hereby accepts such rights and obligations. Buyer agrees to reasonably cooperate with Company as reasonably requested by the Company in Company's exercise of such rights and obligations under the Put Agreement. To the extent the Company purchases such Put Shares, the Company shall be relieved of its obligation to pay the Aggregate Make Whole Amount to Buyers.

2. The parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph hereof.

NATIONAL INVESTMENT MANAGERS INC.

By: [signature]
Name: STEVEN J. ROSS
Title: CEO

DCI MASTER LDC

By: ______________________
Name:
Title:

DUNCAN CAPITAL GROUP LLC

By: ______________________
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph hereof.

NATIONAL INVESTMENT MANAGERS INC.

By: ______________________
Name:
Title:

DCI MASTER LDC

By: ______________________
Name:
Title:

DUNCAN CAPITAL GROUP LLC

By: ______________________
Name:
Title:

Annex A

National Investment Managers Inc.
485 Metro Place South, Suite 275
Dublin, Ohio 43017
Attn: Chief Executive Officer